Exhibit 99.10

This Exhibit contains forward-looking information, including certain projections as to future results. This forward-looking information and these projections were made as of the date of the Exhibit, and have not been updated or amended to reflect events and information obtained after the date of the Exhibit. No person intends to update or otherwise revise the forward-looking statements or any of the other information contained in this document to reflect circumstances existing since its preparation or to reflect the occurrence of unanticipated events. The information in this Exhibit was not prepared with a view toward public disclosure. See “Forward-Looking Statements” in the proxy statement/prospectus set forth in this Registration Statement.

Financial Considerations

Strategic Rationale

Market Leader

Combination of Navy’s reliability, brand and market position with the speed and efficiency of Army’s technology platform, as well as its culture of innovation and cost discipline will lead to the creation of the world’s preeminent market

Global Competitor

The Pro Forma entity will be positioned strongly relative to global competitors, in particular versus Deutsche Börse and Euronext

A Market for the Future

The transaction creates a market for the future. Most industry participants agree that investors and traders will seek cross-product transaction capabilities. The Army/Navy combination creates a leading market capable of meeting those needs

Benefits of the Transaction

Benefits to Navy

Provides a state-of-the-art, high speed, low cost trading platform Creates a growth engine for the future

Existing strong position in OTC and ETF trading Platform for entry into derivatives and other new products

Injects entrepreneurial, aggressive management talent

Accelerates Navy’s internal restructuring process

Moves Navy to for-profit, public company in a single transaction Generates significant cost savings

Benefits to Army

Moves Army from one of three OTC players to a leading US market Reduces Army reliance on Transaction Revenues Creates opportunity to leverage Army trading factory to expand into new products

Army becomes core platform for Navy’s future growth

Potential for creation of value-added data products using Army’s technology and Navy’s share of trading

General Assumptions

Market volumes based on mutually agreed upon growth projections

NYSE growth of 10.0%, 25.0% and 10.0% in 2005E, 2006E and 2007E, respectively NASDAQ growth of 10.0% in 2005E, 2006E and 2007E

AMEX growth of (7.8)%, (20.0)% and 5.0% in 2005E, 2006E and 2007E, respectively

Pro forma combined share of volume assumptions

Share of NYSE volume of 80.0% and 80.0% in 2006E and 2007E, respectively Share of NASDAQ volume of 26.0% and 27.5% in 2006E and 2007E, respectively Share of AMEX volume of 30.5% and 33.5% in 2006E and 2007E, respectively

Army projections include the derivatives business (“Parrot”) and exclude WAVE Transaction synergies are calculated in addition to Navy’s currently anticipated expense reductions and are based on mutually agreed upon expense savings

Total 2006E pretax expense synergies of $37mm ($73mm total, assuming 50% phase-in) Total 2007E pretax expense synergies of $81mm Synergies are phased-in 50% in 2006E and 100% in 2007E

15% of excess purchase price allocated to identifiable intangibles; 5-year amortization

Drivers of Navy Performance

Revenue Increases $105mm or 5% compounded ‘05-’07. The following drivers represent $67mm of the cumulative growth:

Introduction of Trading Right Lease revenue in 2006 of $25mm per year, assuming 1,000 seats at $25k each Growth in Non-Fine Regulatory Revenue of 10% in 2006 and 2007 from a base of $113mm in 2005B. Review of revenue has identified a $33mm gap between services provided and fees collected for those services, setting the stage for a 2006 pricing overhaul Floor and Facilities fee revenue increases $17mm in 2006. This represents a 24% reduction in the $70mm identified gap between services provided and revenue received for those services

Expenses decrease $130mm, or 6.6% compounded ‘05-’07. The following drivers represent $104mm of the cumulative savings:

Reduction in Operating Professional Service Expense of 10% in 2006 and 5% in 2007, resulting in pro service expense of $63mm in 2006 and $60mm in 2007. This compares to $70mm in 2004/2005B, and $47mm in 2003 Headcount reductions of 10% from 2005B end of year figure of 1741. As of March 31, 2005, operating headcount was 1572. Average compensation and G&A is estimated at $178k and $27k per person 15% efficiency realization at SIAC based on 2005B expenses of $461mm, and a 3-year realization ($12mm, $34mm and $24mm). Navy, based on constant usage, receives the majority of these saves, or $8mm, $25mm and $18mm in each year

Navy Standalone Projections

($ in mm)

	Historical		Projected			CAGR	
	2003	2004	2005E	2006E	2007E	'03-'04	'05E-'07E
Revenues							
Transaction Fees	$ 157.2	$ 153.6	$ 162.1	$ 194.7	$ 208.9	(2.3)%	13.5 %
Market Data (Net)	172.4	167.6	183.8	201.0	211.9	(2.8)	7.4
Listings	294.6	320.9	319.3	327.3	342.3	8.9	3.5
Regulatory	124.7	121.3	126.5	137.6	152.0	(2.8)	9.6
Floor and Membership	71.5	58.7	54.8	71.8	72.3	(17.9)	14.9
Data Processing	224.8	220.6	200.6	167.0	145.4	(1.8)	(14.9)
Trading Rights Revenue	0.0	0.0	0.0	25.0	25.0	NA	NA
Other	5.5	17.8	15.2	10.0	10.0	224.4	(18.8)
Total Revenues	**$ 1,050.6**	**$ 1,060.4**	**$ 1,062.1**	**$ 1,134.5**	**$ 1,167.8**	**0.9 %**	**4.9 %**
Expenses							
Compensation & Benefits	$ 380.8	$ 375.0	$ 377.5	$ 343.7	$ 333.1	(1.5)%	(6.1)%
Systems - SIAC	253.1	266.1	256.5	240.2	222.8	5.1	(6.8)
Systems - All Other	95.4	85.7	92.4	76.5	71.7	(10.1)	(11.9)
Depreciation & Amortization	57.4	63.4	67.5	66.4	65.6	10.3	(1.4)
Marketing & Promotion	14.6	18.6	10.8	12.2	13.8	27.5	13.0
Legal	12.5	28.2	14.3	13.2	11.8	125.7	(9.5)
Consultants & Profesional	74.5	98.5	95.4	82.4	76.7	32.2	(10.3)
Occupancy	47.6	48.6	50.7	47.2	46.9	2.0	(3.8)
Other G&A	51.0	55.0	57.4	52.0	49.7	7.8	(7.0)
Total Expenses	**$ 986.8**	**$ 1,039.0**	**$ 1,022.6**	**$ 933.8**	**$ 892.1**	**5.3 %**	**(6.6)%**
Operating Income	**$ 63.8**	**$ 21.4**	**$ 39.5**	**$ 200.6**	**$ 275.7**	**(66.4)%**	**164.2 %**
% Growth		-66.4%	84.6%	407.8%	37.4%		
Interest Income	23.5	15.6	20.7	24.8	29.9	(33.9)%	20.1 %
Income Tax Expense	(36.4)	(11.3)	(17.8)	(78.9)	(106.9)	(68.9)	145.0
Equity in Subsidiaries	0.0	0.0	0.0	0.0	0.0	NA	NA
Minority Interest	(1.3)	(1.0)	(2.2)	(3.1)	(3.3)	(22.1)	23.0
Net Income	**$ 49.7**	**$ 24.6**	**$ 40.2**	**$ 143.5**	**$ 195.3**	**(50.4)%**	**120.4 %**
% Growth		-50.4%	63.2%	256.8%	36.1%		

6

NYSE

Army Standalone Projections

($ in mm)

	Historical		Projected			CAGR	
	2003	2004	2005E	2006E	2007E	'03-'04	'05E-'07E
Revenues							
Execution revenue	$ 428.4	$ 484.2	$ 548.1	$ 599.1	$ 706.3	13.0 %	13.5 %
Market data fees	29.5	56.6	59.3	73.2	83.9	92.1	18.9
Listing fees and other	0.4	0.4	14.4	12.2	12.4	(1.0)	(7.3)
Total revenues	**$ 458.3**	**$ 541.3**	**$ 621.8**	**$ 684.5**	**$ 802.5**	**18.1 %**	**13.6 %**
Cost of Revenues							
Providing liquidity	$ 152.8	$ 200.7	$ 222.5	$ 258.9	$ 304.6	31.3 %	17.0 %
Routing fees	115.0	90.4	87.3	96.1	106.4	(21.5)	10.4
Clearance, brokerage and exchange	65.7	39.1	45.4	11.5	12.7	(40.4)	(47.2)
Total cost of revenues	**$ 333.6**	**$ 330.2**	**$ 355.2**	**$ 366.5**	**$ 423.7**	**(1.0)%**	**9.2 %**
Gross Margin	**$ 124.7**	**$ 211.1**	**$ 266.6**	**$ 318.0**	**$ 378.8**	**69.2 %**	**19.2 %**
Gross Margin %	**27.2 %**	**39.0 %**	**42.9 %**	**46.5 %**	**47.2 %**		
Indirect costs							
Employee compensation and benefits	$ 40.0	$ 42.8	$ 63.0	$ 66.3	$ 64.5	7.0 %	1.1 %
Depreciation and amortization	30.5	26.7	29.4	41.3	45.7	(12.6)	24.7
Systems & communications	20.7	19.6	26.0	25.9	28.4	(5.3)	4.6
Marketing and promotion	8.3	20.3	27.9	30.5	33.6	NM	9.7
Legal and professional	8.6	11.5	11.1	12.0	13.0	33.8	8.2
Occupancy	4.2	4.6	11.2	14.9	15.9	10.9	19.4
General and administrative	11.7	12.6	20.1	25.7	27.9	8.0	17.9
Total indirect costs	**$ 123.9**	**$ 138.1**	**$ 188.6**	**$ 216.6**	**$ 228.9**	**11.5 %**	**10.2 %**
Operating income	**$ 0.8**	**$ 73.0**	**$ 78.0**	**$ 101.4**	**$ 149.9**	**NM**	**38.6 %**
% Growth		NM	6.9 %	29.9 %	47.9 %		
Interest Income	0.9	2.9	4.2	6.4	8.7	NM	43.6 %
Income Tax Expense	(0.7)	(7.0)	(33.2)	(43.3)	(63.9)	NM	38.8
Net income	**$ 1.1**	**$ 68.9**	**$ 49.0**	**$ 64.4**	**$ 94.7**	**NM**	**39.0 %**
Net income at a normalized tax rate	$ 1.1	$ 45.7	$ 49.0	$ 64.4	$ 94.7	NM	39.0 %
% Growth		NM	7.3 %	31.4 %	47.0 %		

7

NYSE

Drivers of Army Performance

($ in mm)

2005E—2006E

2005E Operating Income $78.0

Adjustments:

Transaction Revenue

Industry Volume Growth $40.9

Market Share Growth 46.1

Change in Transaction Revenue $87.0

Army’s Volume Effects on Market Data Fees 11.0

Change in Listing Fees 0.1

Change in Cost of Revenues (48.3)

Change in Operating Expenses (19.0)

Loss of WAVE’s Op. Income (15.8)

Increase in Parrot’s Op. Income 8.4

Total Adjustments $23.3

2006E Operating Income $101.4

2006E—2007E

2006E Operating Income $101.4

Adjustments:

Transaction Revenue

Industry Volume Growth $58.5

Market Share Growth 45.1

Change in Transaction Revenue $103.6

Army’s Volume Effects on Market Data Fees 10.2

Change in Listing Fees 0.2

Change in Cost of Revenues (61.0)

Change in Operating Expenses (17.5)

Incremental Loss of WAVE’s Op. Income (2.0)

Incremental Increase in Parrot’s Op. Income 15.0

Total Adjustments $48.6

2007E Operating Income $149.9

Pro Forma Consolidated Projections

($ in mm)

Growth

2006E 2007E ‘06E-’07E

Revenues

Execution revenue $788.8 $915.6 16.1%

Market data fees 267.4 290.4 8.6

Listing fees and other 339.5 354.7 4.5

Regulatory, floor and other Navy 386.4 379.7 (1.7)

Trading rights revenue 25.0 25.0 0.0

Total revenues $1,807.2 $1,965.4 8.8%

Cost of Revenues

Providing liquidity $258.9 $304.6 17.6%

Routing fees 95.3 105.0 10.1

Clearance, brokerage and exchange 10.5 10.7 2.7

Total cost of revenues $364.7 $420.3 15.3%

Gross margin $1,442.5 $1,545.0 7.1%

Gross margin % 79.8% 78.6%

Indirect costs

Employee compensation and benefits $392.2 $358.2 (8.7)%

Depreciation and amortization 129.0 130.2 0.9

Systems & communications 335.1 306.4 (8.6)

Marketing and promotion 37.7 36.4 (3.6)

Legal and professional 107.6 101.4 (5.7)

Occupancy 61.1 60.6 (0.7)

General and administrative 74.4 70.3 (5.6)

Total indirect costs $1,137.1 $1,063.5 (6.5)%

Operating income $305.4 $481.6 57.7%

Operating margin % 16.9% 24.5%

Interest income 23.2 29.3 26.5%

Income tax expense (131.3) (205.6) 56.6

Minority interest (3.1) (3.3) 7.7

Net income $194.3 $302.0 55.5%

Cash and securities $1,010.1 $1,337.3 32.4%

Equity 1,909.2 2,211.3 15.8

Total assets 2,949.9 3,285.3 11.4

ROAE 10.5% 14.7%

Synergy and Deal Cost Impact on Pro Forma

($ in mm)

2006E 2007E

Navy Standalone Operating Income $201 $276

Army Standalone Operating Income 101 150

Total Standalone Operating Income $302 $426

Adjustments:

Navy’s Loss of Transaction Revenue $(10) (11)

Navy’s Loss of Market Data Fees (9) (10)

Increase to Army’s Match Rate 9 19

Pre-tax Synergies 37 81

Additional Amortization (24) (24)

Total Adjustments $3 $55

New Projected Operating Income $305 $481

Note that interest income is also reduced by approximately $8mm due to the combined entity’s reduced cash

Pro Forma Cash Balances

($ in mm)

Army

Cash balance—12/31/2004 $177.9

Adjustments:

Purchase of New business 1¹ $(50.5)

New business 1 after-tax restructuring charge (15.0)

After-tax sale of WAVE¹ 58.6

Capital expenditures (32.4)

2005E cash earnings and other 79.8

Cash balance—12/31/2005 $218.4

Dividend 0.0

Ending cash balance—12/31/2005 $218.4

Navy

Operating cash balance—12/31/2004 $869.8

Adjustments:

Capital expenditures $(38.0)

2005E operating cash earnings 80.5

Operating cash balance—12/31/2005 $912.3

After-tax restructuring charge² (16.9)

Adjusted cash balance—12/31/2005 $895.3

Dividend (400.0)

Ending cash balance—12/31/2005 $495.3 $713.7

Combined cash balance

Required Navy cash balance $499.6

Required Army cash balance 214.1

Cash dividend by Navy 400.0

Cash dividend by Army 0.0

¹ Net of cash received or lost in the transaction.

² Pre-tax restructuring charge of 1.0x the Navy—Operating 2006E cost savings of $29.0.

Pro Forma Consolidated Balance Sheet

($ in mm)

Summary 12/31/05 Balance Sheet

Army Transaction 12/31/05

Navy Army Eliminations Adjustments¹ Ending

Assets

Cash $621 $218 $0 $0 $839

Receivables 128 95 0 0 223

Deferred tax asset 166 32 0 0 198

Fixed assets, net 312 81 0 0 392

Goodwill 0 153 (153) 802 802

Intangible assets 0 94 (94) 132 132

Investments 3 0 0 0 3

Other assets 147 11 0 0 158

Total assets $1,376 $684 $2,747

Liabilities

Payables and other current $382 $146 $0 $0 $527

Deferred tax liability 0 1 0 55 56

Other long-term liabilities 338 6 0 0 344

Debt 0 0 0 0 0

Minority Interest $33 $0 $0 $0 $33

Equity

Members’ equity $623 $531 $(531) $1,163 $1,786

Total liabilities and equity $1,376 $684 $2,747

1 Identifiable intangibles are estimated to be 15% of the excess purchase price of Army. These intangibles are amortized on a straight-line basis over 5 years.

Pro Forma Consolidated Cash Flow

($ in mm)

STATEMENT OF CASH FLOWS

Cash Flows From Operating Activities 2006

Comprehensive income $120.7

Depreciation and amortization 129.7

Pre-tax asset write-off for Parrot 15.0

Due from brokers and dealers (39.7)

Receivables from members & affiliates (5.0) (16.9)

Deferred tax asset 0.0

Other assets (6.4)

Payables and other 81.1

Cash flows from operating activities $283.5

Cash Flows From Investing Activities

Capital Expenditure $(76.0)

Purchase of Army 0.0

Cash flows from investing activities $(76.0)

Cash Flows From Financing Activities

Debt issuance $0.0

Equity issuance 0.0

Dividends 0.0

Share repurchase 0.0

Cash flows from financing activities $0.0

Total Cash Flows $207.5

Appendix

Trading Volumes Drive Newco Performance

2005E 2006E 2007E

Q1 Q2 Q3 Q4 FY Q1 Q2 Q3 Q4 FY Q1 Q2 Q3 Q4

Total Trading Volume (mm)

NASDAQ 132,135 126,144 115,716 126,988 500,982 145,348 138,758 127,287 139,687 551,081 159,883 152,634 140,016 153,656

% Growth -4.5% -8.3% 9.7% 10.0% 14.5% -4.5% -8.3% 9.7% 10.0% 14.5% -4.5% -8.3% 9.7%

AMEX 17,690 17,910 16,090 17,115 68,805 14,152 14,328 12,872 13,692 55,044 14,860 15,044 13,516 14,377

% Growth 1.2% -10.2% 6.4% -7.8% -17.3% 1.2% -10.2% 6.4% -20.0% 8.5% 1.2% -10.2% 6.4%

NYSE 127,028 133,275 117,136 129,006 506,444 158,784 166,594 146,420 161,257 633,055 174,663 183,253 161,062 177,383

% Growth 4.9% -12.1% 10.1% 10.0% 23.1% 4.9% -12.1% 10.1% 25.0% 8.3% 4.9% -12.1% 10.1%

Trading Days 61 64 64 63 252 62 63 63 63 251 62 63 63 63

Average Daily Trading Volume (mm)

NASDAQ 2,166 1,971 1,808 2,016 1,988 2,344 2,203 2,020 2,217 2,196 2,579 2,423 2,222 2,439

AMEX 290 280 251 272 273 228 227 204 217 219 240 239 215 228

NYSE 2,082 2,082 1,830 2,048 2,010 2,561 2,644 2,324 2,560 2,522 2,817 2,909 2,557 2,816

Standalone Army Share of Volume

% of NASDAQ 24.5% 24.5% 24.5% 24.5% 24.5% 26.0% 26.0% 26.0% 26.0% 26.0% 27.5% 27.5% 27.5% 27.5%

% of AMEX (ETFs) 24.4% 24.1% 23.9% 23.6% 24.0% 26.2% 25.7% 25.2% 24.7% 25.4% 27.2% 26.7% 26.2% 25.7%

% of NYSE 2.8% 3.8% 4.7% 5.7% 4.2% 6.4% 6.9% 7.4% 7.8% 7.1% 8.3% 8.8% 9.3% 9.8%

% of AMEX (Non-ETFs) 3.1% 3.4% 3.6% 3.9% 3.5% 4.3% 4.8% 5.3% 5.8% 5.1% 6.3% 6.8% 7.3% 7.8%

Pro Forma Navy Share of Volume

% of NYSE 80.0% 80.0% 80.0% 80.0% 80.0% 73.6% 73.1% 72.6% 72.2% 72.9% 71.7% 71.2% 70.7% 70.2%

Pro Forma Combined Share of Volume

% of NYSE 82.8% 83.8% 84.7% 85.7% 84.2% 80.0% 80.0% 80.0% 80.0% 80.0% 80.0% 80.0% 80.0% 80.0%

Army Trading Behavior for Navy Listings

% Crossed 54.4% 55.7% 57.0% 58.3% 56.3% 85.0% 85.0% 85.0% 85.0% 85.0% 99.0% 99.0% 99.0% 99.0%

% Inbound Preference 18.2% 18.4% 18.7% 19.0% 18.6% 7.5% 7.5% 7.5% 7.5% 7.5% 0.5% 0.5% 0.5% 0.5%

% Outbound Preference 27.4% 25.9% 24.3% 22.7% 25.1% 7.5% 7.5% 7.5% 7.5% 7.5% 0.5% 0.5% 0.5% 0.5%

Pro Forma 2006 Performance is Dependent on Volume Growth and Share Retention

Downside Sensitivity Both to 2006 Navy Total Market Growth and Pro Forma Market Share

Growth in Overall Navy Market Volume in 2006

5% 10% 15% 20% 25%

70.0% $137 $146 $154 $162 $170

Pro Forma 72.5% 143 151 159 168 176

Share of 75.0% 148 157 165 174 182

Volume 77.5% 154 162 171 180 189

80.0% 159 168 177 186 195

Note that the boxed area represents the current pro forma projections; Analysis is based on Navy’s internal merger model.

Pre-Tax Expense Synergies of $81mm by ‘07

($ in mm)

Expected annual synergies in the pro forma entity in 2006 are $73.4mm; however, only 50% of these savings are assumed to be realized in 2006 ($36.7)

Expense Impact

Expense-Related Synergies and Adjustments 2006P 2007P

SYNERGIES

Marketing Spend Reduction (5.0) (11.0)

General & Administrative Costs Reduction (3.3) (7.3)

Headcount Reductions

# of Heads reduced (Cumulative, Aggregate) 216 238

Effective Rate per Head 0.166 0.166

Aggregate cost reduction 35.8 39.4

% Achieved in year 50% 100%

Total cost reduction (17.9) (39.4)

Technology Spend Reductions

Amount Targeted (15.0) (16.5)

% of Target Achieved in year 50% 100%

Total Reduction (7.5) (16.5)

Occupancy Expense Reductions (1.0) (2.2)

Depreciation Expense Reductions (2.0) (4.4)

Total Synergies (36.7) (80.8)

Non-Operating Restructuring Charge of 1.5x full year 2006P synergies of $73.4mm (110.2)